Exhibit 99.4

F-1

CY BIOPHARMA GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash	$5,797,368	$638,591
Prepaid expenses and other current assets	27,069	89,435
Total current assets	5,824,437	728,026
Total assets	$5,824,437	$728,026

Liabilities, mezzanine equity and shareholders’ deficit
Current liabilities:
Accounts payable	$2,419,780	$213,657
Accrued expenses	86,270	819,032
Other current liabilities	23,050	3,869
Total current liabilities	2,529,100	1,036,558
Convertible loan notes	6,777,691	1,100,000
SAFE liabilities	1,502,695	1,084,771
Total liabilities	$10,809,486	$3,221,329
Commitments and contingencies (Note 11)

Mezzanine equity
Series seed 1 convertible preferred stock, $0.00001 par value; 452,625 shares authorized as of June 30, 2026 and December 31, 2025; 452,625 shares issued and outstanding as of June 30, 2026 and December 31, 2025; liquidation preference of $600,000 as of June 30, 2026 and December 31, 2025	600,000	600,000
Series seed 2 convertible preferred stock, $0.00001 par value; 1,941,582 shares authorized as of June 30, 2026 and December 31, 2025; 1,941,582 shares issued and outstanding as of June 30, 2026 and December 31, 2025; liquidation preference of $1,150,000 as of June 30, 2026 and December 31, 2025	1,042,515	1,042,515
Advance subscription agreement	721,993	—
Total mezzanine equity	2,364,508	1,642,515
Shareholders’ deficit
Common shares, par value $0.00001; 10,870,697 shares authorized as of June 30, 2026 and December 31, 2025; 6,500,000 issued and outstanding as of June 30, 2026 and December 31, 2025.	65	65
Accumulated deficit	(7,156,351)	(3,922,982)
Accumulated other comprehensive loss	(193,271)	(212,901)
Total shareholders’ deficit	(7,349,557)	(4,135,818)
Total liabilities, mezzanine equity and shareholders’ deficit	$5,824,437	$728,026

See accompanying notes to unaudited condensed consolidated financial statements.

F-2

CY BIOPHARMA GROUP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

UNAUDITED

	Six Months Ended June 30,
	2026		2025
Operating expenses:	$		$

Research and development		(439,310)		(199,237)
General and administrative		(2,583,207)		(190,946)
Loss from operations		(3,022,517)		(390,183)
Other income/(expenses):
Change in fair value of SAFE Liabilities		(417,924)		50,419
Change in fair value of Advanced Subscription Agreement		228,007		-
Interest expense		(4,630)		(17,936)
Foreign currency transaction income/(loss), net		(16,305)		123,968
Net loss before income tax		$(3,233,369)		$(233,732)
Income tax expense		—		(98)
Net loss		$(3,233,369)		$(233,830)
Other comprehensive loss– Foreign currency translation adjustments, net of tax		19,630		(32,731)
Total comprehensive loss, net of tax		$(3,213,739)		$(266,561)

See accompanying notes to unaudited condensed consolidated financial statements.

F-3

CY BIOPHARMA GROUP

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT UNAUDITED

	Mezzanine equity
	Series seed 1 convertible preferred stock		Series seed 2 convertible preferred stock		Advance subscription agreement	Common shares		Accumulated other comprehensive	Accumulated	Total shareholders’
	Shares	Amount	Shares	Amount	Amount	Shares	Amount	(loss)/income	deficit	deficit
Balance, January 1, 2025	452,625	$600,000	1,941,582	$1,042,515	$—	6,500,000	$65	$(148,506)	$(2,457,288)	$(2,605,729)
Drawdowns received	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	(233,830)	(233,830)
Foreign currency translation adjustments	—	—	—	—	—	—	—	(32,731)	—	(32,731)
Change in fair value	—	—	—	—	—	—	—	—	—	—
Balance, June 30, 2025	452,625	$600,000	1,941,582	$1,042,515	$—	6,500,000	$65	$(181,237)	$(2,691,118)	$(2,872,290)

	Mezzanine equity
	Series seed 1 convertible preferred stock		Series seed 2 convertible preferred stock		Advance subscription agreement	Common shares		Accumulated other comprehensive	Accumulated	Total shareholders’
	Shares	Amount	Shares	Amount	Amount	Shares	Amount	(loss)/income	deficit	deficit
Balance, January 1, 2026	452,625	$600,000	1,941,582	$1,042,515	$—	6,500,000	$65	$(212,901)	$(3,922,982)	$(4,135,818)
Drawdowns received	—	—	—	—	950,000	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	(3,233,369)	(3,233,369)
Foreign currency translation adjustments	—	—	—	—	—	—	—	19,630	—	19,630
Change in fair value	—	—	—	—	(228,007)	—	—	—	—	—
Balance, June 30, 2026	452,625	$600,000	1,941,582	$1,042,515	$721,993	6,500,000	$65	$(193,271)	$(7,156,351)	$(7,349,557)

See accompanying notes to unaudited condensed consolidated financial statements.

F-4

CY BIOPHARMA GROUP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net loss	$(3,233,369)	$(233,830)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of SAFE liabilities	417,924	(50,419)
Change in fair value of Advanced Subscription Agreement	(228,007)	-
Net foreign currency transaction (gains) / losses	12,640	(93,538)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	86,915	395
Accounts payable and accrued expenses	1,472,140	(7,864)
Net cash used in operating activities	(1,471,757)	(385,256)

Cash flows from investing activities
Net cash used in investing activities	—	—

Cash flows from financing activities
Issuance of 2026 Loan Notes	5,677,691	—
Proceeds from advance subscription agreement	950,000	—
Net cash provided by financing activities	6,627,691	—

Increase/(decrease) in cash	5,155,934	(385,256)
Effect of exchange rate changes	2,843	(93,996)
Cash at beginning of year	638,591	500,080
Cash at end of year	$5,797,368	$20,828

Supplemental non-cash investing and financing activities:
Conversion of SAFE liabilities into Series Seed convertible preferred stock	$—	$—

The accompanying notes form an integral part of these consolidated financial statements.

F-5

CY BIOPHARMA GROUP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of business

Cy Biopharma Group (the “Company” or “Cy”) is a biopharmaceutical company focused on the development of treatments for chronic pain, operating through wholly owned subsidiaries in the United States, Switzerland, the United Kingdom, and Ireland. The Group’s parent company is incorporated and domiciled in the U.S. and registered in Delaware. For the purposes of these unaudited condensed financial statements, the Company refers to the Group and does not represent a separate legal entity.

2. Basis of presentation and summary of significant accounting policies

Basis of presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Certain information and note disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted in these interim financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company’s financial position, results of operations, and cash flows for the periods presented. These interim financial statements should be read in conjunction with the Company’s audited annual financial statements and related notes for the year ended December 31, 2025, from which the accompanying balance sheet as of December 31, 2025 has been derived. As a private company, the Company has not previously filed annual reports or other periodic reports with the U.S. Securities and Exchange Commission.

In the opinion of management, these condensed consolidated financial statements include all adjustments necessary for the fair presentation of the Company’s financial position, results of operations and cash flows for the periods presented. The results of operations for the interim periods shown in this report are not necessarily indicative of the results that may be expected for any future period, including the full year.

The condensed consolidated financial statements are presented in U.S. dollars, which is the reporting and functional currency of the Company.

The condensed consolidated financial information comprises the financial statements of Cy Biopharma Group and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated on consolidation.

Going concern

The Company has prepared its condensed financial statements on the basis that it will continue as a going concern. In accordance with the Financial Accounting Standards Board (“FASB”), Accounting Standards Update (“ASU”) 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern.

The Company has incurred losses from inception and anticipates that it will continue to incur losses for the foreseeable future, and had an accumulated deficit of $7,156,351, and a working capital surplus of $3,295,337 as of June 30, 2026. The Company has funded these losses through a combination of private equity and debt financings, and it expects it will continue to do so until such time as it can generate significant revenue from product sales, or other commercial revenues, if ever, or through licensing and/or collaboration agreements for its chronic pain product candidates.

On February 11, 2026, the Company entered into an Advance Subscription Agreement with an investor under which the investor committed to provide $950,000 of advance subscription funds, of which $950,000 has been received through the date the financial statements were available to be issued. See Note 9.

The Company has the ability to obtain additional funding through equity and debt financings, however, the Company may not be able to raise capital on terms acceptable to the Company. Without additional funds, it may be forced to delay, scale back or eliminate some of its operations. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-6

Use of estimates

The preparation of condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting periods.

The most significant estimates in the Company’s consolidated financial statements relate to research and development costs and clinical trial accruals, as well as the fair value measurement of SAFE liabilities.

Management does not consider other estimates used in the preparation of the condensed consolidated financial statements to be critical, as they do not involve a significant degree of judgment, subjectivity, or estimation uncertainty.

3. Prepaid expenses and other current assets

Prepaid expenses and other current assets consist of the following:

	June 30,	December 31,
	2026	2025
Prepaid research and development services	$27,069	$89,266
Other prepaid expenses and current assets	—	169
Total	$27,069	$89,435

As of June 30, 2026 and December 31, 2025, the Company did not have any material operating or finance leases in relation to the security deposits. Accordingly, no right-of-use assets or lease liabilities were recorded on the consolidated balance sheet as of year-end.

4. Other current liabilities

Other current liabilities consist of the following:

	June 30,	December 31,
	2026	2025
Tax payable	$2,352	$2,447
Other current liabilities	20,698	1,422
Total	$23,050	$3,869

5. Accrued expenses

Accrued expenses consist of the following:

	June 30,	December 31,
	2026	2025
Accrued professional fees/litigation	$—	$746,301
Accrued interest	76,909	72,274
Other interest expense	9,361	457
Total	$86,270	$819,032

Accrued expenses primarily consist of litigation-related accruals and professional fees. Refer to Note 11 for more details on the litigation-related accruals.

The remaining balance within accrued expenses relates to professional fees, including audit fees and consultancy fees for external professional services.

F-7

6. Fair value measurement

The following table summarizes the Company’s financial liabilities measured at fair value on a recurring basis as of June 30, 2026 and December 31, 2025:

	As of June 30, 2026
	Total	Level 1	Level 2	Level 3
Financial liabilities
SAFE liabilities	$1,502,695	—	—	$1,502,695
Instruments classified as temporary equity
Advance Subscription Agreement	721,993	—	—	721,993

	As of December 31, 2025
	Total	Level 1	Level 2	Level 3
Financial liabilities
SAFE liabilities	$1,084,771	—	—	$1,084,771
Instruments classified as temporary equity
Advance Subscription Agreement	—	—	—	—

The SAFE liabilities and Advanced Subscription Agreement are classified within Level 3 of the fair value hierarchy because they are not traded in active markets and their valuation requires the use of significant unobservable inputs, including the probability and timing of future financing, liquidity and dissolution scenarios, market-participant discount rates, credit spreads, guideline public company volatility and equity value assumptions.

There were no transfers between levels of the fair value hierarchy during the six months ended June 30, 2026 and 2025.

7. Convertible loan notes

Throughout 2024 and 2025, the Company issued a series of convertible promissory loan notes (the “2024/2025 Loan Notes”), with an aggregate principal amount of $1,100,000. During the six months ended June 30, 2026, the Company issued additional convertible loan notes (the “2026 Loan Notes”, and together the “Loan Notes”) with an aggregate principal amount of $5,677,691, bringing total principal outstanding to $6,777,691 as of June 30, 2026. The notes were issued in accordance with the terms and conditions set out in the financing agreement and represent unsecured obligations of the Company.

The Loan Notes represent unsecured obligations of the Company and accrue simple, non-compounding interest at a rate of 4% per annum from the date of issuance until repayment or conversion.

The conversion terms of the Loan Notes vary by issuance. The 2024/2025 Loan Notes contain conversion features based on valuation-cap and capitalization-based conversion mechanics. The 2026 Loan Notes are convertible upon the occurrence of specified financing and liquidity events, including a Qualified Financing, Reverse Merger Transaction, certain Change of Control transactions, or other conversion events agreed by the parties. The conversion price of the 2026 Loan Notes is determined by reference to the terms of the applicable future transaction, including the price per share established in the relevant financing or corporate transaction. As a result, the number of shares issuable upon conversion of the Loan Notes is not fixed and will be determined based on the contractual terms applicable at the date of conversion.

Unless earlier converted, all unpaid principal, accrued but unpaid interest, and any other amounts payable under the Loan Note become due and payable upon the earliest of:

(i)	ninety (90) days following a demand by the holder, which demand may not be made earlier than thirty-six (36) months from the effective date (the “Final Maturity Date”);
(ii)	the occurrence of a Change of Control; or
(iii)	the occurrence of an Event of Default, each as defined in the agreement.

As none of the embedded features required separate recognition, the Loan Notes were initially recorded at their stated principal amount. Subsequently, the debt is measured at amortized cost, with interest accreted to maturity using the effective interest method.

F-8

The conversion price and the number of shares to be issued upon conversion are not fixed and may change based on future events, including the timing and terms of a Qualified Financing (an equity financing meeting minimum proceeds specified in the SAFE), the Company’s fully diluted capitalization at the conversion date, and any Company election to issue a new series of preferred stock. These terms may result in different conversion prices or share quantities at the date of conversion. The variability in these terms becomes effective only upon a Qualified Financing or the Final Maturity Date, as applicable.

The Company’s convertible loan notes mature 90 days after a repayment demand, which cannot be made earlier than 36 months from the July 29, 2024 effective date. Accordingly, the notes are scheduled to mature in 2027 unless earlier converted. There are no sinking-fund requirements associated with these notes.

The carrying amount of the convertible debt instrument consists of the following:

	June 30,	December 31,
	2026	2025
Principal 2024/2025 Loan Notes	$1,100,000	$1,100,000
Principal – 2026 Loan Notes	5,677,691	-
Total Principal	6,777,691	1,100,000
Accrued interest	76,909	72,274
Total	$6,854,600	$1,172,274

The Company recognized interest expense of $4,630 and $17,936 in relation to the Loan Notes in the consolidated statements of operations and comprehensive loss for the six months ended June 30, 2026 and 2025, respectively.

8. SAFE liabilities

The Company has issued various SAFEs as part of its financing activities. These instruments comprise three principal cohorts outstanding during the periods presented:

(i)	an earlier 2021 and 2022 SAFE cohort comprised SAFEs issued to third-party investors for total funding of $1.15 million, with standard Y Combinator post-money valuation cap terms, including no discount, a $5.0 million valuation cap, automatic conversion in an equity financing, liquidity protection based on the greater of the cash-out amount or conversion amount, and only minimal recovery in a dissolution scenario.
(ii)	a 2024 SAFE cohort comprised multiple arm’s-length issuances to third-party investors, including five individuals and Token Ventures Ltd., with total funding of $390,000 and standard Y Combinator SAFE terms covering equity financing, liquidity events and dissolution.
(iii)	a 2025 SAFE provided $750,000 of funding with a $50.0 million post-money valuation cap and, because it was issued to an existing shareholder, was not an arm’s-length transaction.

The SAFE liabilities are measured at fair value on a recurring basis, with changes in fair value recognized in the consolidated statements of operations and comprehensive loss as a component of net loss. The SAFE liabilities are derecognized upon settlement, generally through conversion into equity securities in connection with equity financing or another specified event.

Settlement of the SAFEs is determined by the contractual trigger events (equity financing, liquidity event, or dissolution); the Company does not control the settlement outcome. The SAFEs will settle for a variable number of shares. Changes in the Company’s equity value directly affect both (i) the fair value of the liabilities and (ii) the expected number of shares issuable upon conversion. The contracts do not impose any maximum limit on either the potential cash settlement amount or the number of shares that could be issued.

The 2021 and 2022 cohort of Simple Agreements for Future Equity (“SAFEs”) converted into convertible preferred shares on August 23, 2024.The SAFE cohorts issued in 2025 and 2024 remained outstanding for the six months ended June 30, 2025 and year ended December 31, 2024.

F-9

The following table presents a reconciliation of the beginning and ending balances of the SAFE liabilities:

	SAFE liabilities
	June 30,	December 31,
	2026	2025
Balance at beginning of year	$1,084,771	$430,257
Issuances	—	750,000
Change in fair value	417,924	(95,486)
Balance at end of year	$1,502,695	$1,084,771

The table below presents the fair value of the SAFE liabilities, disaggregated by cohort:

	June 30,	December 31,
	2026	2025
2024 SAFE	$450,883	$421,630
2025 SAFE	1,051,812	663,141
Total	$1,502,695	$1,084,771

The SAFE liabilities were valued using a scenario-weighted model that considered equity financing, liquidity, and dissolution outcomes.

Significant unobservable inputs included the Company’s equity value, the expected timing and probability of future events, discount rates, a CCC-equivalent credit spread, volatility, and the specific contractual terms of each SAFE cohort, including valuation caps, discount features, liquidity protections, and conversion mechanics. Because the fair value measurement relies on significant unobservable inputs, it is inherently subjective and could change materially in future periods as those assumptions change.

The Company also has an Advance Subscription Agreement classified as temporary equity. See Note 9.

9. Advance Subscription Agreement

On February 11, 2026, the Company entered into an Advance Subscription Agreement (the “ASA”) with an existing shareholder, and, as such, the ASA was not an arm’s-length transaction (see Note 12). During the six months ended June 30, 2026, the Company received drawdowns totaling $950,000.

The ASA is non-interest-bearing and does not require the Company to settle in cash. Upon a Conversion Event, as defined in the ASA, the aggregate drawdowns convert into the same class of securities issued in that transaction.

The discount and valuation cap features are measured at fair value on a recurring basis within Level 3 of the fair value hierarchy, using a scenario-weighted model. Significant unobservable inputs include the probability and timing of a Conversion Event, the Company’s equity value and discount rates.

The table below presents the changes in the carrying amount of the ASA:

Advance Subscription Agreement
June 30, 2026
Balance at January 1, 2026	$—
Drawdowns received	950,000
Conversions	—
Change in fair value	(228,007)
Balance at June 30, 2026	$721,993

F-10

10. Shareholders’ Equity

As of June 30, 2026, the Company is authorized to issue 13,264,904 shares, consisting of 10,870,697 shares of Common Shares and 2,394,207 shares of convertible preferred shares (including 452,625 Series Seed-1 Convertible preferred and 1,941,582 Series Seed-2 Convertible preferred shares).

Common Shares

Holders of Common Shares are entitled to one vote per share, with no cumulative voting. Their rights are subordinated to the rights and preferences of Convertible preferred Shares.

Convertible preferred Shares

On a liquidation, dissolution, winding up, or Deemed Liquidation Event, before any distribution to Common Shareholders, preferred shareholders receive the greater of (i) the Original Issue Price plus unpaid declared dividends, or (ii) the amount payable assuming conversion into Common Shares immediately prior to the event. If insufficient assets exist, Convertible preferred holders share ratably.

The Convertible preferred Shares are not callable and not subject to any sinking-fund or similar mandatory redemption provisions, and therefore there is no aggregate or per-share amount at which the Convertible preferred Shares may be redeemed.

Convertible preferred holders are entitled to receive any declared but unpaid dividends before Common Shareholders. The shares are convertible into Common Shares at the holder’s option at the stated conversion rate, with conversion resulting in share settlement. The number of Common Shares issuable varies based on the conversion formula within the underlying agreement.

Reserves

Shares are reserved for Convertible preferred Share conversion, equity incentive plans, and other convertible instruments. The Company did not grant any equity awards and did not recognize any stock-based compensation expense during the six months ended June 30, 2026 or 2025.

11. Commitments and contingencies

Legal proceedings

From time to time, the Company may be a party to litigation or subject to claims incident to the ordinary course of business. As of June 30, 2026 and December 31, 2025, the Company was involved in certain legal matters for which accruals have been recorded as described below and in Note 5.

The Company was involved in a legal matter with its former Chief Executive Officer, which was settled in May 2026. In connection with this matter, the Company has recorded an accrual of $75,000 for the year ended December 31, 2025. No accrual was recorded as of June 30, 2026.

The Company was also involved in a legal matter relating to the former Chief Executive Officer of its Swiss subsidiary. The claim was raised during the year ended December 31, 2025 and was settled in May for 220,000 Swiss Francs. In connection with this matter, the Company has recorded an accrual of $371,724 for the year ended December 31, 2025. No accrual was recorded as of June 30, 2026.

12. Related party transactions

The Company considers its directors, executive officers, significant shareholders, and entities controlled or influenced by such parties to be related parties. The Company also evaluates transactions with entities in which its directors or officers serve in key management roles.

Skye Biopharma SAS/Estudio Podesta

During the six months ended June 30, 2026, and 2025, the Company entered into transactions with a third party service provider, Estudio Podestá, a legal services firm in Uruguay that provided research related activities on the procurement of regulatory licenses associated with the production of psilocybin-based products. Skye Biopharma SAS was an entity used within these research activities and is an entity under common director ownership and therefore considered a related party. These expenditures represent related party transactions, as the activities performed by the third-party service provider, using Skye Biopharma SAS, provided research for the Group.

For the six months ended June 30, 2026, and 2025, total payments to Estudio Podestá amounted to nil and $25,000 respectively. These amounts were recognized as operating expenses in the consolidated statement of operations and comprehensive loss. No amounts were due to or from Skye Biopharma SAS or the third party service provider as of June 30, 2026, or December 31, 2025.

13. Subsequent events

The Company evaluated subsequent events from the balance sheet date through to the date the unaudited condensed consolidated financial statements were issued.

On August 6, 2026, the Company completed a stock-for-stock merger with Ensysce Biosciences, Inc. (“Ensysce”), a Nasdaq-listed clinical-stage company, under which all outstanding equity interests of the Company were exchanged, at a fixed exchange ratio, for an aggregate of 282,122 shares of Ensysce Series C non-voting convertible preferred stock. Prior to the merger, the Company completed a convertible note financing with total proceeds of $17.1 million, of which $5.7 million was received as of June 30, 2026 (see Note 7) and the remaining $11.4 million was received in July 2026. The merger was completed after June 30, 2026 and is not reflected in these condensed consolidated financial statements.

F-11